UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2011 (May 16, 2011)

Epicor Software Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, CA 92612

(Address of Principal Executive Offices, including zip code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on April 4, 2011, Epicor Software Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Parent, Inc., a Delaware corporation (“Parent”), and Element Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.001 par value per share (the “Shares”), of the Company, for $12.50 per share, net to the holders thereof, in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 11, 2011 (as amended, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, collectively constitute the “Offer”).

The Offer expired at 5:00 p.m., Los Angeles time, on Friday, May 13, 2011. Based on information provided by the Depositary to the Offer, 45,026,270 Shares were validly tendered and not properly withdrawn (including 3,117,112 Shares tendered pursuant to notices of guaranteed delivery), which was sufficient to satisfy the minimum tender condition of the Offer.

In accordance with the terms of the Merger Agreement, on May 16, 2011, Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Item 1.02.	Termination of a Material Definitive Agreement.

On May 16, 2011, after the closing of the Offer and in accordance with the Merger Agreement, the Company paid an aggregate amount of approximately $35.1 million in satisfaction of all of its outstanding obligations under that certain Credit Agreement dated December 16, 2007 (as amended, the “Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and terminated the Credit Agreement. Such amount did not include any material prepayment penalties or break fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Purchase Agreement

On May 11, 2011, Parent entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives to the initial purchasers (the “Representatives”) under which Parent agreed to sell $465,000,000 aggregate principal amount of 8.625% senior notes due 2019 (the “Notes”) to the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”). The Notes were issued on May 16, 2011. Concurrently with the consummation of the Merger, the Company, as a guarantor, entered into a Joinder Agreement to the Purchase Agreement with the other guarantors of the Notes pursuant to which the Company and the other guarantors of the Notes became bound by the terms of the Purchase Agreement (the “Joinder Agreement to the Purchase Agreement”).

As discussed below under Item 5.01, the net proceeds were used to fund a portion of the acquisition of Shares in the Offer and the Merger.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

Indenture

On May 16, 2011, Parent, as the initial issuer, and Wells Fargo Bank, National Association, as trustee, executed an indenture pursuant to which the Notes were issued (the “Indenture”). On May 16, 2011, Parent, the Company, as a guarantor, and the other guarantors entered into a supplemental indenture (the “Supplemental Indenture”) pursuant to which the Company and such other guarantors assumed all rights and obligations of Parent under the Purchase Agreement and the Company and the other guarantors guaranteed the Notes on a senior basis. The Notes bear interest at a rate of 8.625% per annum, which is payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2011. The Notes mature on May 1, 2019.

Parent may redeem the Notes, in whole or in part, at any time on or after May 1, 2015, at the applicable redemption price, plus accrued and unpaid interest, if any, and additional interest, if any, to the date of redemption. At any time prior to May 1, 2015, Parent may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, plus a “make-whole premium.” In addition, at any time prior to May 1, 2014, Parent may redeem up to 35% of the original principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 108.625% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and additional interest, if any, to the date of redemption.

The Notes are Parent’s senior unsecured obligations and rank equally in right of payment with all of Parent’s existing and future unsecured senior debt and senior in right of payment to all of Parent’s existing and future subordinated debt. The Notes will be effectively subordinated to any of Parent’s existing and future secured debt to the extent of the value of the assets securing such debt. The Notes guarantees are the Company’s and the other guarantors’ senior unsecured obligations and rank equally in right of payment with all of the Company’s and the other guarantors’ existing and future unsecured senior debt and senior in right of payment to all of the Company’s and the other guarantors’ existing and future subordinated debt. In addition, the Notes and the Notes guarantees will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Parent’s non-guarantor subsidiaries.

If a Change of Control (as defined in the Indenture) occurs, each holder of Notes will have the right to require Parent to repurchase all or any part of such holder’s Notes at a repurchase price equal to 101% of the aggregate principal amount of any Notes plus accrued and unpaid interest, if any, and additional interest, if any.

The Indenture provides that each of the following is an Event of Default (as defined in the Indenture) with respect to the Notes (1) default for 30 days or more in the payment when due of interest or additional interest on or with respect to the Notes; (2) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; (3) failure by Parent or any guarantor for 60 days after receipt of written notice given by the trustee or the holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes; (4) default under any mortgage, indenture or instrument for money borrowed by Parent or any of its Restricted Subsidiaries (as defined in the Indenture) or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries, other than Indebtedness (as defined in the Indenture) owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more; (5) failure by Parent or any Significant Subsidiary (as defined in the Indenture), including the Company, to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies or indemnities), which judgments are not paid, discharged or stayed for a period of more than 60 days; (6) the Company’s guarantee or the guarantee of any other Significant Subsidiary ceases to be in full force and effect or is declared null and void, or any responsible officer of the Company or any Significant Subsidiary denies that it has any further liability under the guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any guarantee in accordance with the Indenture; or (7) certain events of bankruptcy or insolvency with respect to Parent or any Significant Subsidiary.

If any Event of Default occurs and is continuing (other than of a type specified in clause (7) above), the trustee under the Indenture or the holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to Parent or Significant Subsidiary, including the Company, all outstanding Notes will become due and payable without any other act on the part of the trustee or the holders.

The Indenture contains customary covenants, including restrictions on the ability of each of Parent and its Restricted Subsidiaries to: incur additional indebtedness and guarantee indebtedness; pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock; prepay, redeem or repurchase certain debt; make loans and investments; sell or otherwise dispose of assets; incur liens; enter into transactions with affiliates; alter the businesses it conducts; enter into agreements restricting its subsidiaries’ ability to pay dividends; and consolidate, merge or sell all or substantially all of its assets. The covenants are subject to a number of exceptions and qualifications.

Certain of the Initial Purchasers or their respective affiliates have performed, from time to time, various financial advisory, investment banking and commercial banking services for Parent, the Company and their affiliates. Affiliates of certain of the Initial Purchasers are lenders under the New Credit Facilities (as defined below) and will receive a portion of the net proceeds of the Notes and the New Credit Facilities in connection with the repayment of debt under the Company’s prior senior credit facility.

Registration Rights Agreement

On May 16, 2011, in connection with the issuance of the Notes, Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Representatives. Concurrently with the consummation of the Merger, Parent entered into a Joinder Agreement to the Registration Rights Agreement with the Company and the other guarantors of the Notes pursuant to which the Company and the other guarantors became bound by the terms of the Registration Rights Agreement (the “Joinder Agreement to the Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement and the Joinder Agreement to the Registration Rights Agreement, Parent, the Company and the other guarantors agreed to use their respective reasonable best efforts to file and have declared effective a registration statement with respect to an offer to exchange the Notes for registered Notes under the Securities Act of 1933, as amended (the “Securities Act”), and to complete such exchange offer prior to May 16, 2012. Parent, the Company and the other guarantors have also agreed to file a shelf registration statement for the resale of the notes and guarantees if the exchange offer is not available or cannot be effected within such time. If the exchange offer is not completed or the shelf registration statement is not effective prior to May 16, 2012, additional interest on the Notes will accrue at the rate of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until the registration obligations are fulfilled, up to a maximum of 1.00% per annum.

Second Supplemental Indenture to May 8, 2007 Indenture

On May 16, 2011, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) with U.S. Bank National Association, as trustee (“U.S. Bank”), to that certain Indenture and First Supplemental Indenture, both dated May 8, 2007 (together, as amended, the “First Supplemental Indenture”), pursuant to which the Company issued 2.375% convertible senior notes due 2027 (the “2027 Notes”). Pursuant to the First Supplemental Indenture, the Company and U.S. Bank are required to enter into the Second Supplemental Indenture to provide that at or after the effective time of the Merger (the “Effective Time”), each holder of the 2027 Notes then outstanding shall have the right to convert such 2027 Notes into the Merger consideration receivable by a holder of a number of Shares equal to the product of the principal amount (expressed in thousands) of such 2027 Notes and the Conversion Rate (as defined in the First Supplemental Indenture) in effect immediately prior to the Merger. Each 2027 Note is eligible to be converted solely into $690.76 per $1,000 principal amount of 2027 Notes, payable in cash.

In connection with the Second Supplemental Indenture, and pursuant to the First Supplemental Indenture, the Company intends to issue a notice to redeem all of its outstanding 2027 Notes. The 2027 Notes are eligible to be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The 2027 Notes will be redeemed in accordance with the terms of the 2027 Notes and the First Supplemental Indenture.

New Senior Credit Facilities

On May 16, 2011, Parent, as borrower, entered into the Credit Agreement, dated as of May 16, 2011, with EGL Holdco, Inc. (“Holdco”), as holdings, Royal Bank of Canada, as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, joint lead arranger and bookrunner, RBC Capital Markets, LLC, as joint lead arranger and bookrunner, Mizuho Corporate Bank, Ltd., as documentation agent, and the lenders party thereto from time to time (the “New Credit Agreement”). In connection with the New Credit Facilities, Holdco and certain of Parent’s subsidiaries (the “Subsidiary Guarantors”), including the Company, entered into a Guaranty Agreement (the “Guaranty Agreement”), dated as of May 16, 2011 in favor of Royal Bank of Canada, as collateral agent. Pursuant to the Guaranty Agreement, Holdco and the Subsidiary Guarantors, including the Company, guaranteed amounts borrowed under the New Credit Facilities (as defined below).

The New Credit Agreement provides for (i) a term loan in an aggregate principal amount of $870 million under the new senior secured term loan facility (the “New Term Loan Facility”) and (ii) a new senior secured revolving credit facility for up to $75 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “New Revolving Credit Facility,” and together with the New Term Loan Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the term loan was drawn, no revolving loans were drawn, and approximately $175,000 of letters of credit were issued in order to backstop, replace or roll-over existing letters of credit under the prior credit agreement of certain subsidiaries of Parent, which was repaid as of the consummation of the Merger.

The New Term Loan Facility has a seven-year maturity. The New Revolving Credit Facility has a five-year maturity. The principal amount of the New Term Loan Facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the New Term Loan Facility for the first six and three-quarter years, with the balance payable at maturity.

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Parent or any of its Restricted Subsidiaries (as defined in the New Credit Facilities) in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from issuances or incurrences of debt by Parent or any of its Restricted Subsidiaries (other than indebtedness permitted by the New Credit Facilities); and (3) 50% (with stepdowns to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow of Parent and its Restricted Subsidiaries.

At Parent’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the corporate base rate of Royal Bank of Canada, (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to 2.75% or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to 3.75%. Borrowings under the New Term Loan Facility will be subject to a floor of 1.25% in the case of Eurocurrency loans. The applicable margin for loans under the New Revolving Credit Facility will be adjusted after the completion of Parent’s first full fiscal quarter after the closing of the Merger based upon Parent’s first lien secured leverage ratio.

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of Parent and its Restricted Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business.

In addition, under the New Credit Facilities, if any loans under the New Revolving Credit Facility, letters of credit that are not cash collateralized or Swing Line Loans (as defined in the New Credit Agreement) are outstanding as of the last day of any fiscal quarter, Parent will be required to not exceed a specified maximum first lien secured leverage ratio.

The New Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; certain ERISA events; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. Parent’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the above-described financial ratio. Failure to comply with this ratio (when in effect) or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the New Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Agreement.

In connection with the New Credit Facilities, Parent, Holdco and the Subsidiary Guarantors, including the Company, entered into a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”), each dated as of May 16, 2011, in favor of Royal Bank of Canada, as collateral agent. Additionally, pursuant to the Security Agreement and IP Security Agreement, amounts borrowed under the New Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of Parent’s and each Subsidiary Guarantor’s, including the Company’s, tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of Parent and each of its direct and indirect wholly-owned material Restricted Subsidiaries, including the Company (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries).

The descriptions above do not purport to be complete and is qualified in its entirety by the Purchase Agreement, the Joinder Agreement to the Purchase Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Joinder Agreement to the Registration Rights Agreement, the New Credit Agreement, the Guarantee Agreement, the Security Agreement and the IP Security Agreement, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 2.03 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms and conditions of the Merger Agreement, on May 16, 2011, Sub was merged with and into the Company (the “Merger”) in accordance with the Delaware “short form” merger statute, which allows the completion of the Merger without a meeting of the shareholders of the Company, with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.

On May 16, 2011, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (the “Nasdaq”) of its intent to remove the Shares from listing on the Nasdaq and requested that the Nasdaq file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Shares. The Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

In order to complete the Merger, on May 16, 2011, pursuant to Section 2.4 of the Merger Agreement, Sub exercised its top-up option (the “Top-Up Option”) to purchase additional Shares, and accordingly, the Company issued 68,147,411 Shares (the “Top-Up Shares”) to Sub at $12.50 net per share (the “Offer Price”), with an aggregate purchase price of $851,842,637.50. Sub paid the purchase price for the Top-Up Shares in full by delivery of cash and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares, when added to the Shares owned by Sub at the time of the exercise of the Top-Up Option, represented one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.03, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or any of their respective subsidiaries or in the treasury of the Company, or by shareholders who properly exercise their dissenters’ rights under applicable Delaware law) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”). At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth).

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on May 16, 2011, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total consideration for the change of control transaction was approximately $861.3 million, including the repayment of the Company’s existing debt facilities and certain fees and expenses. Parent funded such consideration through its draw down of the New Term Loan Facility, issuance of the Notes and receipt of equity contributions from EGL Holdco, Inc., a corporation indirectly owned by funds advised by Apax Partners, L.P. and Apax Partners LLP.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws were amended and restated in their entirety to be identical to the Amended and Restated Certificate of Incorporation and Bylaws filed as Exhibits 3.1 and 3.2 hereto.

The material changes effected by the adoption of the new Bylaws are as follows:

•

Special meetings of the stockholders can be called by two or more members of the board of directors, the chief executive officer, the president, or the holders of shares entitled to cast not less than a majority of the votes at the meeting or the holders of 50% of the outstanding shares of any series or class of capital stock. Previously special meetings of stockholders could only be called by a majority of the board of directors, the chairman of the board of directors, the chief executive officer or the president (in the absence of the chief executive officer).

•	The advance notice requirements for stockholders nominating a director or bringing other proposals at stockholder meetings were eliminated.

•	Stockholder action can be taken by written consent. Previously, stockholder action could not be taken by written consent, and was required to be taken at a duly called annual or special meeting.

•	The indemnification and insurance provisions were also provided for in the Amended and Restated Certificate of Incorporation. There were no substantive changes to such provisions.

The material changes effected by the adoption of the new Amended and Restated Certificate of Incorporation are as follows:

•

The authorized capital stock of the Company is 1,000 shares of common stock, $0.01 par value per share. Previously, the authorized capital stock of the Company was 185,000,000 shares consisting of 180,000,000 Shares and 5,000,000 shares of preferred stock. In addition, previously the Company could issue blank-check preferred stock.

The Company’s new fiscal year-end is September 30. Previously the Company’s fiscal year-end was December 31.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any perceived benefits as the result of the Merger referenced herein, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Epicor Software Corporation.

3.2	Amended and Restated Bylaws of Epicor Software Corporation.

4.2	Indenture, dated May 16, 2011, by and between Parent and Wells Fargo Bank, N.A., as trustee.

4.3	Supplemental Indenture, dated May 16, 2011, by and among Parent, the Company, as a guarantor, Wells Fargo Bank, N.A., as trustee, and the subsidiary guarantors party thereto.

4.4	Second Supplemental Indenture, dated May 16, 2011, by and between the Company, as issuer, and U.S. Bank National Association, as trustee.

10.66	Purchase Agreement, dated May 11, 2011, by and among Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.67	Joinder To Purchase Agreement, dated May 16, 2011, by and among Parent, the Company, as guarantor, and the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.68	Registration Rights Agreement, dated May 16, 2011, by and among Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers named therein.

10.69	Joinder to Registration Rights Agreement, dated May 16, 2011, by and among the Company, as guarantor, and the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.70	Credit Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., Royal Bank of Canada, and each lender from time to time party thereto.

10.71	Guaranty Agreement, dated as of May 16, 2011, by and among EGL Holdco, Inc., certain subsidiaries of Parent from time to time party hereto and Royal Bank Of Canada, as collateral agent.

10.72	Security Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., the other initial grantors listed on the signature pages thereof, certain subsidiaries of Parent from time to time party thereto and Royal Bank of Canada, as collateral agent.

10.73	Intellectual Property Security Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., the other initial grantors listed on the signature pages thereof, certain subsidiaries of Parent from time to time party thereto and Royal Bank of Canada, as collateral agent.

10.74	Payoff Letter, dated May 16, 2011, by and among the Company, CRS Retail Systems, Inc., Spectrum Human Resource Systems Corporation, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: May 17, 2011	By:	/s/ John D. Ireland
		Name:	John D. Ireland
		Title:	Sr. Vice President; General Counsel

EXHIBIT INDEX

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Epicor Software Corporation.

3.2	Amended and Restated Bylaws of Epicor Software Corporation.

4.2	Indenture, dated May 16, 2011, by and between Parent and Wells Fargo Bank, N.A., as trustee.

4.3	Supplemental Indenture, dated May 16, 2011, by and among Parent, the Company, as a guarantor, Wells Fargo Bank, N.A., as trustee, and the subsidiary guarantors party thereto.

4.4	Second Supplemental Indenture, dated May 16, 2011, by and between the Company, as issuer, and U.S. Bank National Association, as trustee.

10.66	Purchase Agreement, dated May 11, 2011, by and among Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.67	Joinder To Purchase Agreement, dated May 16, 2011, by and among Parent, the Company, as guarantor, and the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.68	Registration Rights Agreement, dated May 16, 2011, by and among Parent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers named therein.

10.69	Joinder to Registration Rights Agreement, dated May 16, 2011, by and among the Company, as guarantor, and the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the several initial purchasers therein.

10.70	Credit Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., Royal Bank of Canada, and each lender from time to time party thereto.

10.71	Guaranty Agreement, dated as of May 16, 2011, by and among EGL Holdco, Inc., certain subsidiaries of Parent from time to time party hereto and Royal Bank Of Canada, as collateral agent.

10.72	Security Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., the other initial grantors listed on the signature pages thereof, certain subsidiaries of Parent from time to time party thereto and Royal Bank of Canada, as collateral agent.

10.73	Intellectual Property Security Agreement, dated May 16, 2011, by and among Parent, EGL Holdco, Inc., the other initial grantors listed on the signature pages thereof, certain subsidiaries of Parent from time to time party thereto and Royal Bank of Canada, as collateral agent.

10.74	Payoff Letter, dated May 16, 2011, by and among the Company, CRS Retail Systems, Inc., Spectrum Human Resource Systems Corporation, and Bank of America, N.A., as administrative agent.